                         [COOPERS & LYBRAND LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1
(File No. 333-38177) of our reports dated November 12, 1997, on our audits of the financial statements and financial statement schedules of Made2Manage Systems, Inc. We also consent to the reference to our firm under the caption "Experts."


                                                /s/ Coopers & Lybrand L.L.P.
                                                -----------------------------

Indianapolis, Indiana
November 21, 1997